Exhibit 99.1

QuinStreet Reports Financial Results for Fourth Quarter and Fiscal Year 2016

FOSTER CITY, CA – August 9, 2016 — QuinStreet, Inc. (Nasdaq: QNST), the leader in performance marketing products and technologies, today announced financial results for the fourth quarter and fiscal year ended June 30, 2016.

For the fourth quarter, the Company reported total revenue of $79.1 million, an increase of 12% compared to the same quarter last year. Adjusted EBITDA for the quarter was $3.0 million, or 4% of total revenue. Adjusted net income for the fourth quarter was $1.1 million, or $0.02 per share, and GAAP net loss was $2.9 million, or ($0.06) per share.

For the fiscal year, the Company reported total revenue of $297.7 million, an increase of 6% over fiscal 2015. Adjusted EBITDA for the year was $7.9 million, or 3% of total revenue. Adjusted net income for the fiscal year was $743,000, or $0.02 per share, and GAAP net loss was $17.9 million, or ($0.40) per share.

The Company generated $2.0 million of normalized free cash flow in the fourth quarter and closed the fiscal year with $53.7 million in cash and $38.7 million in net cash.

“Our trend of accelerating revenue growth and re-expanding adjusted EBITDA margin continued in fiscal Q4,” commented Doug Valenti, QuinStreet CEO. “We grew revenue 12% year over year, the fastest growth rate in five years. Revenue grew 6% in fiscal 2016 versus fiscal 2015, the first full year of revenue growth since 2011. Improved performance is a result of the continued success of our new product, market and media initiatives. We expect these trends to continue. In fiscal 2017, we expect to grow revenue by at least 10% and to generate adjusted EBITDA margin of at least 5%.

“Our partnership with AllWebLeads (“AWL”) continues to go well and to generate significant new revenue and strong financial returns. That said, near-term challenges with AWL’s integration of their InsuranceQuotes acquisition resulted in revenues that were below our expectations in the quarter. Despite the challenges, Insurance, our largest business, grew 63% year-over-year in Q4. Revenue in our Financial Services client vertical overall grew 58% year-over-year in Q4 and 30% in fiscal year 2016,” concluded Valenti.

Reconciliations of adjusted net income to GAAP net loss, adjusted EBITDA to GAAP net loss and normalized free cash flow to net cash provided by operating activities are included in the accompanying tables.

Conference Call Today at 2:00 p.m. PT

The Company will host a conference call and corresponding live webcast at 2:00 p.m. PT today. To access the conference call, dial +1 (800) 768.6563 or +1 (785) 830.7991 for international callers. The webcast will be available live on the investor relations section of the Company’s website at http://investor.quinstreet.com and via replay beginning approximately two hours after the completion of the call by registering online at: https://jsp.premiereglobal.com/webrsvp and using passcode 8810488 to obtain dial-in information for the replay. Dial-in information for the replay will be available beginning one day prior to the conference call and the conference call replay will be available through Tuesday, August 16, 2016 at 4:30 p.m. PT.

Non-GAAP Financial Measures

This release and the accompanying tables include a discussion of adjusted EBITDA, adjusted net income and adjusted diluted net income per share, all of which are non-GAAP financial measures that are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “adjusted EBITDA” refers to a financial measure that we define as net loss less benefit from (provision for) taxes, depreciation expense, amortization expense, stock-based compensation expense, interest and other expense, net, restructuring expense and legal settlement expense. The term “adjusted net income” refers to a financial measure that we define as net loss adjusted for amortization expense, stock-based compensation expense, restructuring expense, debt restructuring costs and legal settlement expense, net of estimated taxes. The term “adjusted diluted net income per share” refers to a financial measure that we define as adjusted net income divided by weighted average diluted shares outstanding. The term “free cash flow” refers to a financial measure that we define as net cash provided by operating activities, less capital expenditures and internal software development costs. “Normalized free cash flow” refers to free cash flow less changes in operating assets and liabilities. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted net income and adjusted diluted net income per share may not be comparable to the definitions as reported by other companies.

We believe adjusted EBITDA, adjusted net income, adjusted diluted net income per share, free cash flow and normalized free cash flow are relevant and useful information because they provide us and investors with additional measurements to analyze the Company’s operating performance.

Adjusted EBITDA is part of our internal management reporting and planning process and one of the primary measures used by our management to evaluate the operating performance of our business, as well as potential acquisitions. Adjusted EBITDA is useful to us and investors because it provides information related to the Company’s ability to provide cash flow for acquisitions, capital expenditures and working capital requirements. Internally, adjusted EBITDA is used by management for planning purposes, including preparation of internal budgets; to allocate resources; to evaluate the effectiveness of operational strategies; and to evaluate the Company’s capacity to fund acquisitions and capital expenditures as well as the capacity to service debt. Adjusted EBITDA is used as a key financial metric in senior management’s annual incentive compensation program. The Company believes that analysts and investors use adjusted EBITDA as a supplemental measurement to evaluate the overall operating performance of companies in its industry and use adjusted EBITDA multiples as a metric for analyzing company valuations. It is also an element of certain maintenance covenants under our debt agreement.

Adjusted net income and adjusted diluted net income per share are useful to us and investors because they present an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses (stock-based compensation and amortization of intangible assets) and other non-recurring charges. The Company believes that analysts and investors use adjusted net income and adjusted diluted net income per share as supplemental measures to evaluate the overall operating performance of companies in our industry.

Free cash flow is useful to investors and us because it represents the cash that our business generates from operations, before taking into account cash movements that are non-operational, and is a metric commonly used in our industry to understand the underlying cash generating capacity of a company’s financial model. Normalized free cash flow is useful as it removes the fluctuations in operating assets and liabilities that occur in any given quarter due to the timing of payments and therefore helps investors understand the underlying cash flow of the business as a quarterly metric and the cash flow generation potential of the business model. The Company believes that analysts and investors use free cash flow multiples as a metric for analyzing company valuations in our industry.

We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Legal Notice Regarding Forward Looking Statements

This press release and its attachments contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Words such as “estimate”, “will”, “believe”, “intend”, “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include the statements in quotations from management in this press release, as well as any statements regarding the Company’s anticipated financial results, growth, strategic and operational plans and results of analyses on impairment charges. The Company’s actual results may differ materially from those anticipated in these forward-looking statements. Factors that may contribute to such differences include, but are not limited to: the impact of changes in industry standards and government regulation including, but not limited to investigation or enforcement activities of the Department of Education, the Federal Trade Commission and other regulatory agencies; the Company’s ability to maintain and increase client marketing spend; the Company’s ability to maintain and increase the number of visitors to its websites and to convert those visitors and those to its third-party publishers’ websites into client prospects in a cost-effective manner; the impact of the current economic climate on the Company’s business; the Company’s ability to access and monetize Internet users on mobile devices; the Company’s ability to attract and retain qualified executives and employees; the Company’s ability to compete effectively against others in the online marketing and media industry both for client budget and access to third-party media; the Company’s ability to identify and manage acquisitions; and the impact and costs of any alleged failure by the Company to comply with government regulations and industry standards. More information about potential factors that could affect the Company’s business and financial results are contained in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission (“SEC”). Additional information will also be set forth in the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2016, which will be filed with the SEC. The Company does not intend and undertakes no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

About QuinStreet

QuinStreet, Inc. (Nasdaq: QNST) is one of the largest Internet performance marketing and media companies in the world. QuinStreet is committed to providing consumers and businesses with the information they need to research, find and select the products, services and brands that meet their needs. For more information, please visit www.QuinStreet.com.

Investor Contact:

Erica Abrams

(415) 297-5864

eabrams@quinstreet.com

QUINSTREET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 30,	June 30,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$53,710	$60,468
Accounts receivable, net	47,218	46,240
Prepaid expenses and other assets	7,055	11,669

Total current assets	107,983	118,377
Property and equipment, net	7,678	8,565
Goodwill	56,118	56,118
Other intangible assets, net	10,081	19,030
Other assets, noncurrent	11,242	3,063

Total assets	$193,102	$205,153

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$19,814	$20,425
Accrued liabilities	27,705	27,146
Deferred revenue	1,200	1,208
Debt	15,000	49

Total current liabilities	63,719	48,828
Debt, noncurrent	—	15,000
Other liabilities, noncurrent	4,631	5,740

Total liabilities	68,350	69,568

Stockholders’ equity:
Common stock	45	45
Additional paid-in capital	256,448	249,358
Accumulated other comprehensive loss	(418)	(413)
Accumulated deficit	(131,323)	(113,405)

Total stockholders’ equity	124,752	135,585

Total liabilities and stockholders’ equity	$193,102	$205,153

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2016	2015	2016	2015
Net revenue	$79,113	$70,912	$297,706	$282,140
Cost of revenue (1)	71,554	63,006	270,289	252,002

Gross profit	7,559	7,906	27,417	30,138
Operating expenses: (1)
Product development	3,841	4,095	16,124	17,948
Sales and marketing	2,457	3,639	11,810	14,544
General and administrative	4,371	3,829	16,855	16,823

Operating loss	(3,110)	(3,657)	(17,372)	(19,177)
Interest income	22	11	61	72
Interest expense	(152)	(1,092)	(585)	(3,818)
Other (expense) income, net	(8)	(330)	112	2,671

Loss before income taxes	(3,248)	(5,068)	(17,784)	(20,252)
Benefit from (provision for) taxes	343	40	(134)	244

Net loss	$(2,905)	$(5,028)	$(17,918)	$(20,008)

Net loss per share:
Basic	$(0.06)	$(0.11)	$(0.40)	$(0.45)

Diluted	$(0.06)	$(0.11)	$(0.40)	$(0.45)

Weighted average shares used in computing net loss per share:
Basic	45,496	44,589	45,197	44,454
Diluted	45,496	44,589	45,197	44,454

(1) Cost of revenue and operating expenses include stock-based compensation expense as follows:

Cost of revenue	$762	$828	$3,106	$3,120
Product development	491	664	2,033	2,395
Sales and marketing	282	518	1,615	2,144
General and administrative	666	463	2,712	2,196

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2016	2015	2016	2015
Cash Flows from Operating Activities
Net loss	$(2,905)	$(5,028)	$(17,918)	$(20,008)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,650	4,089	15,087	18,867
Provision for sales returns and doubtful accounts receivable	(54)	84	789	142
Write-off of bank loan upfront fees	—	481	—	809
Stock-based compensation	2,201	2,473	9,466	9,855
Gains on sale of investment and domain names	(21)	—	(181)	(3,331)
Other adjustments, net	116	88	116	247
Changes in assets and liabilities:
Accounts receivable	2,336	(1,363)	(1,767)	(4,403)
Prepaid expenses and other assets	(76)	486	4,448	(181)
Deferred taxes	(488)	1,784	(496)	1,786
Other assets, noncurrent	313	62	(8,179)	(5)
Accounts payable	(2,626)	(98)	(505)	2,030
Accrued liabilities	(2,399)	(1,652)	608	494
Deferred revenue	297	(148)	(8)	33
Other liabilities, noncurrent	(118)	114	(445)	(202)

Net cash provided by operating activities	226	1,372	1,015	6,133

Cash Flows from Investing Activities
Capital expenditures	(170)	(717)	(1,859)	(3,346)
Business acquisitions	—	(500)	—	(500)
Internal software development costs	(793)	(914)	(3,482)	(2,342)
Purchases of marketable securities	—	—	—	(16,600)
Proceeds from maturities of marketable securities	—	—	—	26,849
Proceeds from sales of marketable securities	—	—	—	28,427
Purchase of investment	—	(2,500)	—	(2,500)
Proceeds from sale of domain names	21	25	156	3,371
Other investing activities	(15)	(100)	(17)	(89)

Net cash (used in) provided by investing activities	(957)	(4,706)	(5,202)	33,270

Cash Flows from Financing Activities
Proceeds from exercise of common stock options	—	—	26	1,300
Proceeds from revolving loan facility	—	15,000	—	15,000
Principal payments on term loan facility	—	(65,000)	—	(77,500)
Payment of bank loan upfront fees	—	—	—	(272)
Principal payments on acquisition-related notes payable	(41)	(42)	(41)	(484)
Withholding taxes related to restricted stock net share settlement	(343)	(251)	(2,482)	(1,163)

Net cash used in financing activities	(384)	(50,293)	(2,497)	(63,119)

Effect of exchange rate changes on cash and cash equivalents	23	(5)	(74)	7
Net decrease in cash and cash equivalents	(1,092)	(53,632)	(6,758)	(23,709)
Cash and cash equivalents at beginning of period	54,802	114,100	60,468	84,177

Cash and cash equivalents at end of period	$53,710	$60,468	$53,710	$60,468

QUINSTREET, INC.

RECONCILIATION OF NET LOSS TO

ADJUSTED NET INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2016	2015	2016	2015
Net loss	$(2,905)	$(5,028)	$(17,918)	$(20,008)
Amortization of intangible assets	2,103	2,523	8,942	12,478
Stock-based compensation	2,201	2,473	9,466	9,855
Restructuring	—	—	297	439
Debt restructuring	—	780	—	1,108
Legal settlement	275	—	375	—
Tax impact after non-GAAP items	(603)	(269)	(419)	(1,394)

Adjusted net income	$1,071	$479	$743	$2,478

Adjusted diluted net income per share	$0.02	$0.01	$0.02	$0.06

Weighted average shares used in computing adjusted diluted net income per share	45,533	45,422	45,579	44,825

QUINSTREET, INC.

RECONCILIATION OF NET LOSS TO

ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2016	2015	2016	2015
Net loss	$(2,905)	$(5,028)	$(17,918)	$(20,008)
Interest and other expense, net	138	1,411	412	1,075
(Benefit from) provision for taxes	(343)	(40)	134	(244)
Depreciation and amortization	3,650	4,089	15,087	18,867
Stock-based compensation	2,201	2,473	9,466	9,855
Restructuring	—	—	297	439
Legal settlement	275	—	375	—

Adjusted EBITDA	$3,016	$2,905	$7,853	$9,984

QUINSTREET, INC.

RECONCILIATION OF NET CASH PROVIDED BY

OPERATING ACTIVITIES TO FREE CASH FLOW

AND NORMALIZED FREE CASH FLOW

(In thousands)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2016	2015	2016	2015
Net cash provided by operating activities	$226	$1,372	$1,015	$6,133
Capital expenditures	(170)	(717)	(1,859)	(3,346)
Internal software development costs	(793)	(914)	(3,482)	(2,342)

Free cash flow	$(737)	$(259)	$(4,326)	$445

Changes in operating assets and liabilities	2,761	815	6,344	448

Normalized free cash flow	$2,024	$556	$2,018	$893